XATA CORPORATION 10QSB - JUNE 30, 1998
EXHIBIT 10.10



                      FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Fourth Amendment") dated as of August 12, 1998 is between Norwest Bank Minnesota, National Association (the "Bank") and XATA Corporation (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Credit Agreement dated June 20, 1995, as amended by a First Amendment on November 3, 1995, as amended by a Second Amendment dated May 9, 1997, and as amended by a Third Amendment dated May 11, 1998 (as amended the "Agreement") pursuant to which the Bank provided to the Borrower a conditional revolving line of credit (the "Line"). The Line is currently evidenced by a promissory note dated May 9, 1997 (the "May 1997 Revolving Note").

The Borrower has now requested that the Bank extend the maturity date of the Line. The Bank is willing to grant this request subject to the terms of this Fourth Amendment.

In consideration of the above premises, the Bank and the Borrower agree as follows:

         1. Section 1.2 of the Agreement is hereby amended by deleting the June 30, 1998 date referenced therein and replacing it with "November 30, 1998".

         2. Section 2.1 through 2.5 of the Agreement is hereby deleted in its entirety.

         3. Section 8.2(b) of the Agreement is hereby amended by deleting the first paragraph thereof and restating the same as follows:

         "Total Liabilities to Tangible Net Worth Ratio. Maintain a ratio of total liabilities to Tangible Net Worth of less than 1.75 to 1.0 on an ongoing basis."


         4. Section 8.2(d) of the agreement is hereby deleted and restated as follows:

         "Tangible Net Worth. Maintain a Tangible Net Worth of at least $2,500,000 on an ongoing basis through and including September 30,1998".

         5. The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement remains in full force and effect.

                  B. The execution, delivery and performance of this Fourth Amendment are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or by-laws, or of any undertaking to which the Borrower is a part or by which it is bound.


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                  C. The resolutions set forth in the corporate certificate of authority dated October 20, 1995 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

         6. Except as modified by this Fourth Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this Fourth Amendment as of the date and year first above written.

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION                             XATA CORPORATION



By:  /s/ Tod Jelinski                            By: /s/ Dennis R. Johnson
     ----------------------------                    ---------------------------
     Tod Jelinski, Vice President                Its:  President & CEO
                                                     ---------------------------


                                                 By: /s/ Robert M. Featherstone
                                                     ---------------------------
                                                 Its:  CFO
                                                     ---------------------------